FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is entered into effective this day of July 29, 2019 (“Effective Date”), by and between TULSA PORTFOLIO OKLAHOMA REALTY LP, a Delaware limited partnership (“Landlord”), and CLEARSIGN COMBUSTION CORPORATION, a Washington corporation (“Tenant”).

RECITALS

WHEREAS, Eagle I Investments, L.L.C. (“Original Landlord”), and Tenant entered into a Lease Agreement dated June 20, 2016 (“Lease”) for space containing 2,001 rentable square feet designated as Suite 225 (“Premises”) in the building known as “Two Memorial Place” located at 8023 E. 63rd Place, Tulsa, OK 74133 (“Building”); and,

WHEREAS, Landlord is the successor-in-interest to Original Landlord; and,

WHEREAS, Landlord and Tenant desire to extend the Term of the Lease, to amend the Lease in certain other respects, and to set forth their agreements in writing;

NOW, THEREFORE, in exchange for the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Capitalized Terms. Unless otherwise defined herein, all capitalized terms used herein shall be deemed to have the meanings established by the Lease.

2.	Extension of Lease Term. The initial Term of the Lease expires on August 31, 2019 and is hereby extended for a period of three (3) years from September 1, 2019 – August 31, 2022 (“Extension Period”).

3.	Basic Rental. During the Extension Period, Tenant’s monthly Basic Rental shall be as set forth below:

Period:	Rate / RSF: (2,001 rsf)	Monthly Basic Rental:
09/01/2019 – 08/31/2020	$13.26	$2,210.45
09/01/2020 – 08/31/2021	$13.59	$2,265.72
09/01/2021 – 08/31/2022	$13.93	$2,322.36

4.	Operating Expenses / Additional Rent. During the Extension Period, Tenant shall continue to pay Tenant’s Proportionate Share of Operating Expenses together with all other charges and/or Additional Rent due under the Lease in accordance with the Lease.

5.	Condition of the Premises / Tenant Improvements. Tenant accepts the Premises in its “as is, where is” condition with no work or other services to be performed by Landlord.

6.Landlord’s Addresses.

6.1.	Landlord’s Notice Address. As of the Effective Date, Landlord’s address for all notices required under the Lease and/or this First Amendment shall be as follows:

Tulsa Portfolio Oklahoma Realty LP c/o CBRE, Inc.

1401 South Boulder Ave., Suite 200

Tulsa, OK 74119-3648

Attn: Debbie Coleman

With a copy to:

Tulsa Portfolio Oklahoma Realty LP One World Trade Center

Suite 83G

New York, NY 10007 Attn: Alexander Massa

6.2.	Landlord’s Payment Address. As of the Effective Date, payments for Monthly Rent and Additional Rent shall be made payable to “Tulsa Portfolio Oklahoma Realty LP” and sent to the following address:

Payment address by Regular Mail:Payment address by Overnight Delivery:

Tulsa Portfolio Oklahoma Realty LPLockbox Services 207881

PO Box 207881Tulsa Portfolio Oklahoma Realty LP

Dallas, TX 75320-78812975 Regent Blvd.

Irving, TX 75063

If by wire transfer or ACH, to:

Bank Name:	Wells Fargo Bank, N.A San Francisco, CA

ABA Number:121 000 248

Acct Number:4709076251

Acct Name:Tulsa Portfolio Oklahoma Realty LP

7.	Broker. Tenant hereby represents and warrants to Landlord that Tenant has not dealt with any broker in connection with this First Amendment other than CBRE, Inc., which represents Landlord, and who shall be compensated by Landlord pursuant to a separate agreement. Tenant hereby indemnifies and holds Landlord harmless from any and all losses, liability, costs, and/or expenses (including attorneys’ fees) incurred as a result of an alleged breach of the foregoing warranty.

8.	Entire Agreement. This First Amendment sets forth the entire agreement of the Landlord and Tenant with respect to the subject matter hereof, and it shall be deemed to supersede all prior agreements, whether oral or written, relating to the subject matter hereof. Neither the Lease nor this First Amendment may be further modified except by written agreement signed by both Landlord and Tenant.

9.	Counterparts. This First Amendment may be executed in multiple counterparts and shall be deemed final and binding upon the parties once both parties hereto have executed a copy hereof and delivered (whether by email, facsimile, or otherwise) such copy to the other party. Each counterpart, together with any copy thereof, shall be deemed an original, and all counterparts together shall constitute one and the same instrument.

10.	Full Force and Effect. Except as otherwise modified herein, Landlord and Tenant hereby ratify the Lease in its entirety and agree that it remains binding upon each of them on its express terms.

11.	Conflicting Terms. In the event of a conflict between the terms and provisions stated in the Lease and the terms and provisions stated in this First Amendment, the terms of this First Amendment shall take precedence over and shall supersede the conflicting terms stated in the Lease.

12.	Choice of Law. The Lease and this First Amendment shall be governed by the laws of the State of Oklahoma.

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IN WITNESS WHEREOF, the Parties have executed this First Amendment by their duly authorized officers as of the date first written above.

LANDLORD:

TULSA PORTFOLIO OKLAHOMA REALTY LP,

a Delaware limited partnership

By: Tulsa Portfolio Oklahoma Realty Management LLC, a Delaware limited liability company, its General Partner

By: Group RMC Management Inc., a Delaware corporation, its Manager

By:

Robyn Pinson, Authorized Signatory

TENANT:

CLEARSIGN COMBUSTION CORPORATION,

a Washington corporation

C J Deller

By:  Print:  Its: